Exhibit 99.1

BJ’s Restaurants Introduces Online Ordering

HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--November 7, 2008--BJ’s Restaurants, Inc. (NASDAQ:BJRI) announced today that guests can order from BJ’s extensive menu online at www.bjsrestaurants.com.

“It is the perfect marriage of technology and convenience for BJ’s guests,” said Matt Hood, Chief Marketing Officer of BJ’s Restaurants, Inc. “By combining the technology of online ordering and the convenience of curbside cashiering and pick up, we’re making it easier than ever to enjoy a great meal from BJ’s at home.”

The easy-to-use online ordering feature allows BJ’s guests to select the menu items they want with any desired modifications, additions or special requests. Once guests complete their selections, they can schedule the most convenient time to pick up their order at their favorite BJ’s restaurant. Upon arriving at the restaurant, guests can choose BJ’s curbside cashiering program and never leave their car to pick up their food. Guests simply pull into one of the specially marked “Curbside Take Out Parking” spaces and use their cell phone to dial a dedicated take out number at the restaurant. A BJ’s team member brings the order right to the guest’s car and uses a handheld terminal to complete the transaction, making the BJ’s online ordering and curbside take out experience one of the most convenient in the casual dining industry.

BJ's Restaurants feature an extensive menu that includes BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ's highly detailed, contemporary decor and unique video statement, including several high definition flat panel televisions, creates a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to midnight Sunday through Thursday and 11:00 a.m. to 1:00 a.m. Friday and Saturday. Not all locations have dedicated “Curbside Take Out Parking” spaces available.

BJ's Restaurants, Inc. currently owns and operates 80 casual dining restaurants under the BJ's Restaurant & Brewery, BJ's Restaurant & Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (42), Texas (13), Arizona (5), Colorado (3), Oregon (2), Nevada (2), Florida (4), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in 2008, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in 2008 and the timing and location of such openings. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 42 of our current 80 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer spending trends in general for casual dining occasions, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs, the effect of any resulting menu price increases on our sales, the availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xii) trademark and servicemark risks, (xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives and (xxii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:
BJ's Restaurants, Inc.
Matt Hood, 714-500-2400